Exhibit 99.1

IceWEB Signs Integrator Partner Agreement with GoogleTM

Launches Enterprise Visualization Appliance to be sold by Google Earth Enterprise Resellers in North America

STERLING, Va., April 28 /PRNewswire-FirstCall/ -- IceWEB™, Inc. (OTC Bulletin Board:IWEB.ob - News), http://www.iceweb.com/, a leading provider of Unified Data Storage  and building blocks for cloud storage networks, announced today it has partnered with Google, whose mission is to organize the world’s information and make it universally accessible and useful, to deliver information sharing solutions to the public sector.

Google Earth Enterprise mapping solutions make Geographic Information Systems (GIS) data easily accessible to government officials from senior leaders to workers in the field, allowing them to make more informed decisions. The Enterprise Visualization Appliance now makes a simpler and timelier deployment for organizations and partners.

IceWEB will work closely with several Google Earth Enterprise partners to deliver a turnkey Enterprise Visualization Appliance that will be offered with pre-fused aerial and satellite imagery from the industry’s leading providers. We will be offering GSA Letters of Supply to current Google GSA Schedule holders to simplify the Government procurement process.

“Google is well known for bringing innovative concepts to market that meet the needs of both global enterprises as well as individual end users,” said Timothy J. McNamee, Channel Sales Manager of IceWEB. “IceWEB looks forward to working with Google’s partners to bring ready to deploy geospatial solutions to the commercial, federal, state, and local government customers.”

Mike Bradshaw, Director of Federal Sales at Google, adds, “This solution makes perfect sense for organizations wishing to quickly realize the benefits of Google Earth.”

“This solution now allows us to focus more resources on the customer’s missions and less on server configuration and sizing,” said Jim Helou, Vice President Geospatial Solutions at DLT Solutions. “This solution dramatically simplifies the procurement process for our customers, a single SKU that includes the server, operating system, Google Earth Enterprise Software and pre-fused imagery.”

About IceWEB, Inc.

Headquartered just outside of Washington, D.C., IceWEB manufactures and markets data storage products, network and cloud storage solutions and delivers on-line cloud computing application services. Its customer base includes U.S. government agencies, enterprise companies, and small to medium sized businesses (SMB). For more information, please visit http://www.iceweb.com/.

About DLT Solutions

Founded in 1991, DLT Solutions delivers best-of-class technology solutions to federal, state and municipal governments and businesses from its headquarters in Herndon, Va. To achieve that mission, DLT has tightly integrated itself with some of the most prominent IT software and hardware manufacturers in the world including Autodesk, Google, NetApp, Oracle, Quest Software, Red Hat, Solarwinds and Symantec, among others. With its product portfolio, multiple procurement vehicles and award-winning track record, DLT confidently supports public sector clients in the technology implementation required to achieve their agency missions. For more information or to place an order, contact DLT Solutions at 800-262-4358; email sales@dlt.com; or visit http://www.dlt.com/.

This press release may contain forward-looking statements, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. In some cases you can identify those so-called “forward looking statements” by words such as “may,” “will,” “should,” “expects,” “plans,” “targets,” “believes,” “anticipates,” “estimates,” “predicts,” “potential,” or “continue” or the negative of those words and other comparable words. These forward looking statements are subject to risks and uncertainties, product tests, commercialization risks, availability of financing and results of financing efforts that could cause actual results to differ materially from historical results or those anticipated. Further information regarding these and other risks is described from time to time in the Company’s filings with the SEC, which are available on its website at: http://www.sec.gov. We assume no obligation to update or alter our forward-looking statements made in this release or in any periodic report filed by us under the Securities Exchange Act of 1934 or any other document, whether as a result of new information, future events or otherwise, except as otherwise required by applicable federal securities laws.

Contact:
IceWEB, Inc.
Investor Relations, 571.287.2400
investor@iceweb.com
or
Stephen D. Axelrod, CFA, 212.370.4500
steve@wolfeaxelrod.com
Wolfe Axelrod Weinberger Associates LLC.